                                                                   EXHIBIT 10.27


                             STOCKHOLDERS AGREEMENT


      THIS STOCKHOLDERS AGREEMENT dated as of March 5, 1998, among DIREC-TO-PHONE INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), and the Stockholders (as hereinafter defined).


                                    RECITALS

            A. Attached hereto as Exhibit A is a copy of the Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware and in effect on the date hereof. It is deemed to be in the best interest of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation and its Subsidiaries, as the same may exist from time to time (collectively, the "Company"), and, to that end, the Corporation and the Stockholders desire to set forth their agreement with respect to the shares of capital stock of the Corporation owned by them.

            ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:


1.    DEFINITIONS

      1.1   Definitions.

      Unless the context requires otherwise, capitalized terms used in this Agreement have the meanings ascribed to them below:

      "Acquisition" means the purchase by or of any Person or any of its Subsidiaries or of all or substantially all of the assets or stock of any such Person, whether by means of an asset acquisition, stock purchase, merger or otherwise.

      "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. When such term is used in the context of a Regulatory Problem, it also has the meaning ascribed to it in any Applicable Law.

      "Applicable Law," with respect to any Person, means all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

      "Available Securities" has the meaning ascribed to it in Section 4.1(c).

      "Business Day" means any day that is not a Saturday, Sunday or day on which banks are permitted to close in the State of California.

      "Bylaws" means the Bylaws of the Corporation, as amended, modified, supplemented or restated and in effect from time to time. The Bylaws of the Corporation as in effect on the date hereof are attached hereto as Exhibit B and are hereby ratified, confirmed, adopted and approved by the Stockholders.

      "Charter" means the Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware and in effect on the date hereof, a copy of which is attached hereto as Exhibit A, as the same may hereafter be amended, modified, supplemented or restated and in effect from time to time.

      "Common Stock" means, collectively, all of the Common Stock, $.001 par value, of the Corporation.

      "Common Stock Equivalent" means one share of Common Stock or the right to acquire, whether or not such right is immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

      "Company" has the meaning ascribed to it in the second paragraph of the Preamble of this Agreement and shall include any of the Corporation and any Subsidiary of the Corporation.

      "Corporation" has the meaning ascribed to it in the caption on the first page of this Agreement.

      "Dawson-Samberg" means Dawson-Samberg Capital Management, Inc.

      "Excluded Securities" has the meaning ascribed to it in Section 4.2.

      "Fully Diluted Basis" shall mean taking into account all shares of Common Stock outstanding and all shares potentially required to be issued by reason of any outstanding rights, options, warrants or other instruments or securities exchangeable for or convertible into Common Stock or evidencing any right to subscribe for, purchase or otherwise acquire Common Stock as of the date of determination. For purposes of computing the capital stock of DTPI on a Fully Diluted Basis immediately following the Closing, the shares of Common Stock subject to the DTPI's Option Plan shall be disregarded, whether or not any options have been issued under such plan at such time.

      "Initial Public Offering" means the initial Public Offering of equity Securities of the Corporation.

      "Investor Designees" has the meaning ascribed to it in Section 2.1(b).

      "Joinder Agreement" has the meaning ascribed to it in Section 3.1(a).

      "Offered Securities" has the meaning ascribed to it in Section 4.1(a).

      "Option" means an option to purchase shares of Common Stock granted under the Option Plan.

      "Option Plan" shall mean the Corporation's incentive stock option plan for officers, directors or employees of, or consultants to, the Corporation in effect on the date hereof in the form previously furnished to Pequot or as approved from time to time by the affirmative vote of at least two-thirds of the members of Board of Directors.

      "Other Stockholders" has the meaning ascribed to it in Section 3.2(a).

      "Pequot" means, collectively, Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc., a British Virgin Islands corporation, and any successors thereto.

      "Pequot Affiliates" means, collectively, Pequot and its Affiliates, and any other Person controlled by an Affiliate of Pequot, and any successor to any of the foregoing.

      "Pequot Investors" means, collectively, Pequot and any other Person who acquires Stock from Pequot in accordance with the applicable provisions of this Agreement.

      "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Preferred Stock" means all of the Series A Preferred Stock and Series B Preferred Stock of the Corporation.

      "Proportionate Percentage" means, with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Voting Stock held by such Stockholder and the denominator of which is the total number of shares of Voting Stock of the Corporation outstanding at the time of determination.

      "Public Offering" means the closing of a public offering of the Corporation's Common Stock pursuant to a registration statement declared effective under the Securities Act at a per share price of at least $10.00 (adjusted for any Stock Recapitalizations between the date hereof and the date of such offering), for aggregate proceeds to the Corporation of at least $20 million.

      "Public Sale" means any sale, occurring simultaneously with or after a Public Offering, of Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

      "Purchase Period" has the meaning ascribed to it in Section 4.1(b).

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof entered into simultaneously with the execution and delivery of this Agreement between the Corporation and the other parties named therein.

      "Requisite Stockholders" means those Stockholders who hold in the aggregate in excess of 66 2/3 percent of the outstanding Voting Power.

      "Restricted Securities" means all Shares, Options, shares of capital stock received in respect thereof, and other Securities of the Corporation, in each case which have not theretofore been Transferred in a Public Sale.

      "Rule 144" means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

      "Sale of the Company" means, with respect to any Person, the sale of such Person to a third party who is not an Affiliate of such Person, whether by way of the sale of all or substantially all of the consolidated assets of such Person or the sale of Securities of such Person (whether directly or by way of merger, consolidation or reorganization) resulting in the purchaser acquiring more than fifty percent (50%) of the voting power of such Person immediately prior to such transaction and acquiring control (as such term is used in the definition of "Affiliate") of such Person. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of such Person shall be deemed a Sale of the Company.

      "Second Financing" means sale by the Corporation of its debt or equity securities to persons, other than the holders of the Series A Preferred Stock, for aggregate proceeds of at least $20 million.

      "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act of 1933, as amended, and includes such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

      "Securities Act" means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

      "Securities and Exchange Commission" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

      "Securities Exchange Act" means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

      "Series A Preferred Stock" has the meaning ascribed to it in the Charter.

      "Series B Preferred Stock" has the meaning ascribed to it in the Charter.

      "Shares" means any shares of Stock issued by the Corporation and purchased or otherwise acquired by any Stockholder. As to any particular Securities constituting Shares, such Securities will cease to be Shares for all purposes of this Agreement when they have (a) been transferred in a Public Sale or (b) ceased to be outstanding.

      "STM" means STM Wireless, Inc., a Delaware corporation.

      "STM Directors" has the meaning ascribed to it in Section 2.1(b).

      "STM Indebtedness" means any amounts due and owing from the Corporation to STM pursuant to the Unsecured Promissory Note in the original principal amount of $10.0 million dated as of March 5, 1998 and executed by the Corporation in favor of STM.

      "Stock" means the Common Stock, Preferred Stock and any and all other capital stock or equity Securities (including derivative Securities therefor) of the Corporation.

      "Stockholders" means the holders of Common Stock and the holders of Stock Equivalents who are parties hereto, and shall include any other Person who hereafter becomes a party to this Agreement as a Stockholder pursuant to a Joinder Agreement executed and delivered pursuant to Section 3.1(a).

      "Stock Recapitalization" means any stock dividend or distribution, stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting any class or series of Stock.

      "Subsidiary" of any Person means any other Person (i) whose Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

      "Transfer" of Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. "Transferor" means a Person Transferring Securities, and "Transferee" means a Person acquiring Securities through a Transfer.

      "Voting Power" on any date means the aggregate number of votes by holders of Voting Stock that would be entitled to be cast as of such date on all matters submitted to the Corporation's Stockholders.

      "Voting Stock" means any Stock that is entitled to vote generally together with holders of Common Stock.

2.    BOARD OF DIRECTORS; VOTING AGREEMENTS

      2.1   Election of Directors.

            a. From the date hereof until such time as the Second Financing shall have been consummated, the parties to this Agreement agree to take all necessary action and use their best efforts as Stockholders to set the number of directors of the Corporation at five (5) and to elect a Board of Directors which shall include two (2) directors who shall be designated by the Pequot Investors and three (3) directors who shall be designated by STM.

            b. On the date of consummation of the Second Financing and thereafter, the parties to this Agreement agree to take all necessary action and use their best efforts as Stockholders to set the number of directors of the Corporation at seven (7) and to elect a Board of Directors which shall include two (2) directors who shall be designated by the Pequot Investors (the "Investor Designees"), three (3) directors who shall be designated by STM (the "STM Directors"), and the remaining two (2) directors shall be mutually agreed to between the Pequot Investors, on the one hand, and STM, on the other hand; provided, however, neither of such two (2) mutually agreed to directors shall be an Affiliate of any of STM, any Pequot Investor or the Corporation.

            c. In the event that the Pequot Investors are entitled to designate one or more directors pursuant to clauses (a) or (b) of this Section 2.1, and any of the Investors Designees is not an employee of Dawson-Samberg, for so long as such designee is not an employee of Dawson-Samberg, Dawson-Samberg shall be entitled to receive notices of any and all Board of Directors meetings in accordance with the Bylaws of the Corporation as if Dawson-Samberg were a member of such Board of Directors, and shall be entitled to have a representative attend as an observer all such Board of Directors meetings, subject to (i) the ability of the Board of Directors to exclude such representative for specific matters to protect the attorney-client privilege and
(ii) such representative's execution and delivery of a confidentiality agreement in the Company's standard form.

      2.2 Voting Agreements. The Corporation shall not, and shall ensure that each Subsidiary shall not, take any of the following actions without the affirmative vote of at least two-thirds of the members the Board of Directors except as otherwise specifically provided herein:

            a. elect, appoint or remove any chief executive officer, chief financial officer, president or chief operating officer of the Corporation;

            b. approve the Company's annual operating budget, capital expenditure budget, business plan and strategic plan and any material amendments thereto, or expend any material amounts in excess of $200,000 not set forth in an annual operating budget or capital expenditure budget approved in accordance with the preceding clause;

            c. enter into any Sale of the Company or an Acquisition of any Person (other than an Affiliate of the Corporation);

            d. create or transfer assets in any Subsidiary other than in the ordinary course of business;

            e. enter into or amend any partnership or joint venture other than in the ordinary course of business;

            f. make an assignment for the benefit of creditors, resolve to subject the Corporation or any Subsidiary to any proceedings under any bankruptcy or insolvency law, resolve to avail the Corporation or any Subsidiary of the benefits of any other legislation for the benefit of debtors, or take steps to liquidate, dissolve or wind-up the Corporation;

            g. make a material change in the nature of the Corporation's business as carried on the date hereof or enter into any new line of unrelated business;

            h. expand the size of the Board of Directors or create or expand the size of any committee thereof;

            i.    consummate a Public Offering;

            j. merge or consolidate with or into another entity (other than mergers of wholly-owned Subsidiaries and mergers of a wholly-owned Subsidiary with and into the Corporation where the Corporation is the surviving corporation);

            k.    amend the Charter or Bylaws;

            l. enter into transactions with Affiliates (other than the sale of securities to any Affiliate pursuant to the Second Financing or any subsequent sale by the Corporation of its securities to purchasers which include third parties who are not Affiliates, on the same terms as the other purchasers in any such financing transaction); provided, that any transaction with an Affiliate shall require the approval of at least a majority of the members of the Board of Directors who are not officers, directors, employees, designees, or 10% stockholders of such Affiliate.

            m.    incur or create any indebtedness in excess of $200,000;

            n. declare or pay any dividends upon the Stock other than as required under the terms of the Series A Preferred Stock or Series B Preferred Stock;

            o. register the Transfer of any Stock by any Stockholder unless such Transfer is made in accordance with the provisions of this Agreement;

            p. issue options to purchase shares of Common Stock, except for an Option granted under the Option Plan;

            q.    approve the terms or consummate the Second Financing; or

            r. enter into, revise or amend any contract, agreement or transaction with any of its officers, directors or management employees, except for any employment or compensation agreements with individuals with an annual expense to the Corporation of less than $150,000.

3.    TRANSFERS OF STOCK

      3.1   General; Joinder Agreement.

            a.    The provisions regarding Transfers of Stock contained in this
Article 3 shall apply to all shares of Stock now owned or hereafter acquired by a Stockholder, including shares of Stock acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding shares of Stock from another Person, and such provisions shall apply to any shares of Stock obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security. No Stockholder shall Transfer any Stock to a Person not already a party to this Agreement as a Stockholder unless and until such Person executes and delivers to the Corporation a joinder agreement in substantially the form attached hereto as Exhibit C (the "Joinder Agreement"), and otherwise in form and substance reasonably acceptable to the Corporation, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement and the Registration Rights Agreement.

            b. No Stockholder shall, without the prior written consent of the Corporation, Transfer any Securities of the Corporation, or any interest therein, to any Person who is directly or indirectly engaged in any business or activity that competes with the Company, whether such engagement shall be as an employee, director, officer, consultant, partner, owner or other participant in any such business or activity.

      3.2   Rights of First Offer

            a. Except as otherwise expressly permitted herein without observance of this Section, on or after the date hereof until the termination of this Agreement, each Stockholder shall comply with the following procedures in this Section 3.2 (as well as the other applicable provisions of this Agreement) in connection with any Transfer by such Stockholder of its Securities.

            b. Such Stockholder (the "Offeror") shall first simultaneously deliver to the Company and each other Stockholder a written notice (the "Notice of Offer"), which shall be irrevocable for a period of 45 days after delivery thereof (the "Pre Offer Period"), offering (the "Offer") to the Company and the Stockholders other than the Offeror (the "Offerees") all of the Securities proposed to be Transferred by the Offeror at the purchase price and on the terms specified therein (which Notice of Offer shall include all relevant terms of the proposed Transfer). The Offeror shall also furnish to the Company and such other Stockholders such additional information relating to the Offer as they may reasonably request. The Corporation shall have the first right and option, for a period of 30 days after delivery of the Notice of Offer by the Offeror, to accept all or any portion of the Securities so offered at the purchase price and on the terms stated in the Notice of Offer. The Corporation shall, if it does not elect to purchase all of the offered Securities, immediately upon such election deliver notice thereof to the Offerees. Each Offeree shall have the right and option, for a period of 15 days after the expiration of the 30-day period provided above, (x) to accept all or any of its Proportionate Percentage of the Securities so offered at the purchase price and on the terms stated in the Notice of Offer and (y) to offer, in any written notice of acceptance, to purchase any Securities not accepted by the other Offerees, in which case the Securities not accepted by the other Offerees shall be deemed on the same terms and conditions to be reoffered from time to time during such 15-day period to and accepted by the Offerees who exercised their option under this clause (y) pro rata in accordance with their respective Proportionate Percentages (computed without including the Offerees who have not exercised their option to purchase Securities under this clause (y)), until all such Securities are fully subscribed or until all such Offerees have subscribed for all such offered Securities which they desire to purchase.

            c. Transfers of Securities under the terms of this Section 3.2 shall be made at the offices of the Corporation on a mutually satisfactory Business Day within 15 days after the expiration of the 45-day time period provided for above. Delivery of certificates or other instruments evidencing such Securities, duly endorsed for transfer, shall be made on such date against payment of the purchase price therefor.

            d. Subject to paragraph e of this Section 3.2, if the Corporation and the Offerees shall not have accepted all the Securities offered for sale pursuant to the Notice of Offer, then the Offeror may Transfer to a third party that number of the Securities not accepted by the Corporation and the Offerees at a price and on such other terms and conditions not more favorable to such third party than those contained in the original Notice of Offer, at any time within 180 days after the expiration of the Offers required by Section 3.2(b). In the event the Securities are not Transferred by the Offeror on such terms during such 180-day period, the restrictions of this Section 3.2 shall again become applicable to any Transfer of Securities by the Offeror. Nothing in this
Section 3.2 shall preclude any Stockholder from engaging in discussions with any investment banker, potential transferee of Securities or other Person with respect to a possible purchase of Securities from them, so long as the provisions of this Section 3.2 are complied with prior to the consummation of any Transfer to which this Section applies.

            e. The Offeror may specify in the Notice of Offer that the Offer mentioned therein is conditioned upon receipt from the Corporation and all of the Offerees, or any one of them, of written notices of binding acceptance with respect to all Securities mentioned in such Notice of Offer. If the Offeror specifies in the Notice of Offer that the Offer is conditioned upon receipt of binding acceptances from the Corporation and all of the Offerees with respect to all of the Securities mentioned in such Notice of Offer, and binding acceptances are received from less than all of the Corporation and all of the Offerees as to all of the Securities mentioned in the Notice of Offer, then the Offeror shall be entitled to sell to a third party all of the Securities subject to the Offer on terms no more favorable to the third party than the terms contained in the Notice of Offer at any time during the 180-day period after the expiration of the Offers required by Section 3.2b.

            f. Anything contained in this Section 3.2 to the contrary notwithstanding, this Section 3.2 shall not apply to any Transfer by a Stockholder to one of its Affiliates that is made in accordance with the applicable provisions of Section 3.1.

            g. The rights of an Offeree hereunder are not assignable, except that any Offeree may assign its rights hereunder to any of its Affiliates.

4.    RIGHTS TO SUBSCRIBE FOR SECURITIES

      4.1   General.

            a. On or after the date hereof until termination of this Agreement, except in the case of Excluded Securities (as hereinafter defined), the Corporation shall not, and shall cause its Subsidiaries not to, at any time prior to the consummation of an Initial Public Offering, issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any equity Security of such Company, (ii) any debt Security of such Company which by its terms is convertible into or exchangeable for any equity Security of such Company, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity Security or any debt Security referred to in clause (i) or (ii) (each of (i), (ii) and (iii), an "Equity Sale"), unless in each case the Corporation shall have first offered or caused such Subsidiary to offer (the "Preemptive Offer") to sell such Securities to the Stockholders (the "Offered Securities") by delivery to such Stockholders of written notice of such offer (the "Preemptive Offer Notice") stating that such Company proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price therefor and any other terms and conditions of such offer. The Preemptive Offer shall by its terms remain open and irrevocable for a period of 30 days from the date it is delivered by such Company (the "Preemptive Offer Period").

            b. Each Stockholder shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Corporation (a "Preemptive Offer Acceptance Notice"), to subscribe for (i) the number or amount of such Offered Securities up to its Proportionate Percentage (not including for purposes of this calculation Common Stock Equivalents issued under the Option Plan) of the total number or amount of Offered Securities proposed to be issued and (ii) up to its Proportionate Percentage of the Offered Securities not subscribed for by other Stockholders as specified in its Preemptive Offer Acceptance Notice. Any Offered Securities not subscribed for by a Stockholder shall be deemed to be re-offered to and accepted by the Participating Stockholders exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (A) the amount specified in their respective Preemptive Offer Acceptance Notices and (B) an amount equal to their respective Proportionate Percentages with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Securities are accepted by the Participating Stockholders or
(y) no Participating Stockholder desires to subscribe for more Offered Securities. The Corporation shall notify each Participating Stockholder within five days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Participating Stockholder has subscribed to purchase. Anything contained herein to the contrary notwithstanding, the Corporation or its Subsidiary offering such Offered Securities may elect to abandon the Equity Sale in which event the Corporation shall not be obligated to issue and sell the Offered Securities pursuant to the Preemptive Offer Acceptance Notice.

            c. If Preemptive Offer Acceptance Notices are not given by the Stockholders for all the Offered Securities, the Company making such Preemptive Offer shall have 180 days from the expiration of the Preemptive Offer Period to sell all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Stockholders (the "Refused Securities") to any other Persons, but only upon terms and conditions in all respects, including unit price and interest rates, which are no more favorable, in the aggregate, to such other Persons or less favorable to such Company than those set forth in the Preemptive Offer. Upon the closing, which shall include full payment to such Company, of the sale to such other Persons of all the Refused Securities, the Stockholders shall purchase from such Company, and such Company shall sell to the Stockholders, the Offered Securities in respect of which Preemptive Offer Acceptance Notices were delivered by the Stockholders, at the terms specified in the Preemptive Offer. In each case, any Offered Securities not purchased by the Stockholders or any other Persons in accordance with this Section 4.1 may not be sold or otherwise disposed of until they are again offered to the Stockholders under the procedures specified in this Section 4.1.

      4.2   Excluded Securities.

      The rights of the Stockholders under Section 4.1a., b. and c. shall not apply to the following Securities (the "Excluded Securities"):

            a. options granted to, and shares of Stock issued upon exercise of options granted to, officers, employees or directors of, or consultants to, the Company pursuant to an Option Plan;

            b. warrants issued to lenders providing debt financing to the Company that would otherwise not be available to the Company on substantially similar terms in absence of such warrants, and shares of Stock issued up the exercise, conversion or exchange of such warrants in accordance with their stated terms;

            c. any Securities issued by the Company solely in connection with an Acquisition or in connection with the Second Financing;

            d.    any Securities issued by the Company in a Public Offering;

            e. Securities issued upon the exercise or conversion of Common Stock Equivalents issued in compliance with (or not otherwise in violation of)
Section 3 and this Article 4;

            f.    shares of Stock issued in a Stock Recapitalization;

            g. shares of Stock issued upon conversion of other shares of capital stock of the Corporation pursuant to the Charter;

            h. Securities issued to Persons entering into "corporate partner" relationship in which the issuance of Securities to the other Persons is a fundamental part of the transaction, where the principal purpose of the transaction is not capital raising.

5.    SECURITIES LAW COMPLIANCE; LEGENDS

      5.1 In addition to any other restrictions on the Transfer of any Securities contained in this Agreement, the Stockholders shall not Transfer any Restricted Securities except in compliance with the conditions specified in this
Article 5.

      5.2   Restrictive Legends.

      Each certificate for the Restricted Securities shall (unless otherwise provided by the provisions of Section 5.4) be stamped or otherwise imprinted with a legend in substantially the following terms:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

      5.3   Notice of Transfer.

      The holder of any Restricted Securities, by its acceptance or purchase thereof, agrees, prior to any Transfer of any such Restricted Securities (except pursuant to an effective registration statement), to give written notice to the Corporation of such holder's intention to effect such transfer and agrees to comply in all other respects with the provisions of this Article 5. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Corporation, shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such Restricted Securities (which counsel shall be reasonably satisfactory to the Corporation), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities laws of any state of the United States. Subject to complying with the other applicable provisions hereof, such holder of Restricted Securities shall be entitled to consummate such Transfer in accordance with the terms of the notice delivered by it to the Corporation if the Corporation does not object (on the basis that such transfer violates the provisions of this Article 5) to such transfer within five days after the delivery of such notice. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 5.2) unless (i) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or the securities laws of any state of the United States or (ii) the Corporation shall have waived the requirement of such legend.

      5.4   Removal of Legends, Etc.

      Notwithstanding the foregoing provisions of this Article 5, the restrictions imposed by Sections 5.1, 5.2 and 5.3 upon the transferability of any Restricted Securities shall cease and terminate when (i) such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or are sold or otherwise disposed of in a transaction contemplated by Section
5.3 which does not require that the securities transferred bear the legend set forth in Section 5.2. Whenever the restrictions imposed by Sections 5.1, 5.2 and
5.3 shall terminate, as herein provided, the holder of any Restricted Securities shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 5.2 and not containing any other reference to the restrictions imposed by Sections 5.1, 5.2 and 5.3.

      5.5   Additional Legend.

      Each certificate evidencing Shares and each certificate issued in exchange for or upon the Transfer of any Shares (if such shares remain Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MARCH 5, 1998, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. THE TERMS OF SUCH STOCKHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, VOTING AGREEMENTS, REPURCHASE AGREEMENTS AND RESTRICTIONS ON TRANSFERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Corporation shall imprint such legends on certificates evidencing shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shares in accordance with the terms of this Agreement.

6. MATTERS RELATING TO SECOND FINANCING, STM SERVICES AND COVENANTS OF THE CORPORATION

      6.1   Investors for Second Financing; Consulting and Management Team.

            a. The Pequot Investors hereby covenant and agree to utilize their reasonable best efforts to assist the Corporation in identifying investors for the Second Financing. The Pequot Investors shall also use their reasonable best efforts to assist the Corporation in structuring the terms of such Second Financing and negotiating and closing the Second Financing with such investors identified by the Pequot Investors. In addition, the Pequot Investors shall use their reasonable best efforts to assist the Corporation and STM to identify and retain members of the executive management team of the Corporation.

            b. STM hereby covenants and agrees to utilize its reasonable best efforts to identify investors for, and to assist the Corporation in consummating, the Second Financing prior to July 1, 1998.

            c. STM, with the assistance of the Purchasers, will assist in a search effort to put in place the executive management team of the Corporation.

            d. In the event of a dissolution or liquidation of the Corporation, STM hereby agrees to subordinate the STM Indebtedness to the liquidation preference payable to the holders of Series A Preferred Stock. Nothing in this Section 6.1(d) shall prevent the payment of the STM Indebtedness from the proceeds of the Second Financing or any other debt or equity financing obtained by the Corporation.

      6.2   Covenants of the Corporation. The Corporation hereby covenants that:

            a. within ninety (90) days after the end of each fiscal year of the Corporation, it shall provide each Stockholder of at least 5% of its Voting Stock (a "Major Stockholder") with a balance sheet (together with compliance certificates) as of the end of such fiscal year and the related statements of operations and cash flow for such fiscal year;

            b. it will promptly provide each Major Stockholder with notices of material defaults by the Company under contracts and commencement of material litigation by or against the Company and with copies of filings with the SEC.

            c. it will preserve and keep in full force and effect its corporate existence and any rights material to its business.

            d. it will comply in all material respects with all applicable, foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, in every applicable jurisdiction, in respect of the ownership of its assets and properties and the conduct of its business where the effect of failure to so comply is reasonably expected to have a material adverse effect on its business, operations or financial condition.

            e. it shall timely pay all federal, state and local income, property or other taxes and all accounts payable resulting from the conduct of its business, except where it is contesting such taxes in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP.

            f. it shall promptly obtain and maintain a policy of directors and officers insurance.

7.    NONCOMPETITION

      7.1   General.

            a. For a period of 10 years following the date hereof, except as permitted otherwise hereinbelow, STM shall not engage in a "Competing Business." STM agrees that it shall not enter into an agreement to be acquired pursuant to an Acquisition of STM which constitutes a Sale of the Company, unless (i) the purchaser therein agrees not to use STM, STM's products or the Confidential Information (as defined below) to engage in a Competing Business, or (ii) such acquiring Person agrees to make a cash payment to the Corporation at the closing of such Sale of the Company as follows: If such Sale of the Company occurs (i) within 12 months after the consummation of the Second Financing, the cash payment shall be $25 million, (ii) between 13 and 24 months after the consummation of the Second Financing, the cash payment shall be $15 million and
(iii) between 25 and 36 months after the consummation of the Second Financing, the cash payment shall be $5 million. If such Sale of the Company occurs after 36 months following the consummation of the Second Financing, then such acquiring Person shall be permitted to engage in a Competing Business without having to make any cash payment to the Corporation. As used herein, "Confidential Information" shall mean any proprietary or secret information relating to the business of the Corporation, including, without limitation, the proprietary rights, operations, business plans, customer lists, or other work product developed by or for the Corporation, whether on the premises of the Corporation or elsewhere.

            b. For a period of 5 years following the date hereof, so long as Pequot Affiliates shall hold 10% of the Securities of the Corporation, Pequot Private Equity Fund, L.P. shall not make any direct equity investments in excess of 5% of the outstanding capital of a Competing Service except for public companies in which event the investment shall not exceed 9.9%. Nothing herein shall preclude or limit the Pequot Private Equity Fund, L.P. from acquiring Securities of a Competing Service in open market transactions.

            c. For purposes of this Section 7.1, the term (i) "Competing Business" shall mean the engagement or participation as a service provider using satellites to provide fixed station telephony services using the intellectual property of the Company and (ii) "Competing Service" shall mean the engagement or participation as a service provider using satellites to provide fixed station telephony services.

      7.2   Obligation to Fund Optional Repurchase.

      If (a) STM is acquired pursuant to an Acquisition of STM that constitutes a Sale of the Company, (b) STM then holds greater than 50% of the Corporation's Voting Stock and (c) the Corporation has not consummated a Public Offering, then the Pequot Investors may, at their option, elect (the "Repurchase Election") to have the Corporation repurchase their shares of Series A Preferred Stock (or the Common Stock issued on conversion thereof) at a purchase price equal to the Series A Liquidation Preference (as defined in the Charter) (or, if such Series A Preferred Stock has been converted into Common Stock, then an amount equal to the Series A Liquidation Preference immediately prior to such conversion). In the event the Pequot Investors exercise their Repurchase Election, STM or its successor shall be obligated, if required under applicable law, to contribute or otherwise make available sufficient cash to the Corporation to enable it to legally repurchase such Series A Preferred Stock on the terms described herein.

8.    AMENDMENT AND WAIVER

      8.1   Amendment.

      Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (i) the Corporation and (ii) the Requisite Stockholders; provided, however, that Schedule I to this Agreement shall be deemed to be automatically amended from time to time to reflect Transfers of Stock made in accordance with Section 3.1(a) without requiring the consent of any party, and the Corporation will, from time to time, distribute to the Stockholders a revised Schedule I to reflect any such changes.

      8.2   Waiver.

      No course of dealing between the Corporation, its Subsidiaries and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      8.3   Certain Consents.

      In the event that the consent, waiver or approval of the Pequot Investors is required under any provision of this Agreement with respect to any action, event or condition, such consent, waiver or approval shall be deemed to have been given if such action, event or condition is approved by the Investor Designees.

9.    TERMINATION

      The provisions of this Agreement, shall terminate upon the first to occur of (A) the consummation of a Public Offering resulting in aggregate proceeds to the Corporation of at least $20.0 million at a price per share of Common Stock at least equal to $10.00 per share (adjusted for any Stock Recapitalizations between the date hereof and the date of such offering), (B) the dissolution, liquidation or winding-up of the Corporation (C) at such time as Pequot shall hold less than 9.9% of the outstanding Shares (determined on a Fully Diluted Basis), and (D) the approval of such termination by (i) the Corporation and (ii) each Stockholder who holds at least 5% of the outstanding Shares (determined on a Fully Diluted Basis). As to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as noted below or otherwise expressly provided herein, as of the date such Stockholder has Transferred all such Stockholder's interest in the Corporation's Securities and the transferees of such securities have, if required by Section 3.1(a) hereof, executed a Joinder Agreement.

10.   MISCELLANEOUS

      10.1  Severability.

      It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      10.2  Entire Agreement.

      This Agreement and the other agreements referred to herein embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way.

      10.3  Stockholders.

      Each Stockholder will note the restrictions contained in this Agreement on the transfer of Stock and no shares of such common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement.

      10.4  Successors and Assigns.

      Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Corporation or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries.

      10.5  Counterparts.

      This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together will constitute one and the same agreement.

      10.6  Remedies.

            a. Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement, the Charter and Bylaws and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

            b. The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

            c. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

      10.7  Notices.

           All notices or other communications which are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered or sent by telecopier, or (b) sent by nationally-recognized overnight courier guaranteeing next business day delivery addressed as follows:

            if to the Company, to:

                  Direc-To-Phone International, Inc.
                  One Mauchly
                  Irvine, California 92618
                  Telecopy:  714-753-0808
                  Telephone: 714-753-7864
                  Attention:  Frank T. Connors

            with copies to:

                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, CA 92660
                  Telecopy:  714-725-4100
                  Telephone:  714-725-4000
                  Attention:  K. C. Schaaf, Esq.

            if to a Stockholder, to him or it at his or its address set forth on
            Schedule I;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier, or (ii) on the first Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery.

      10.8  Governing Law.

      All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

      10.9  Further Assurances.

      Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments' and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

      10.10 Representations and Warranties of the Corporation.

      The Corporation hereby represents and warrants to the Stockholders that as of the date of this Agreement:

            a. it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

            b. this Agreement has been duly and validly executed and delivered by the Corporation and constitutes a legal and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms; and

            c. the execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any Applicable Law, or (ii) conflict with, or result in a breach or default under, any term or condition of the Corporations Charter or Bylaws or any agreement or instrument to which the Corporation is a party or by which it is bound.

      10.11 Representation and Warranties of the Stockholders.

      Each Stockholder (as to himself or itself only) represents and warrants to the Corporation and the other Stockholders that, as of the time such Stockholder becomes a party to this Agreement:

            a. this Agreement (or the separate joinder agreement executed by such Stockholder) has been duly and validly executed and delivered by such Stockholder and this Agreement constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms: and

            b. the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any Applicable Law, or (ii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the Shareholders ability to perform its obligations hereunder.

      10.12 Conflicting Agreements.

      No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Securities of the Corporation in a manner which is inconsistent with this Agreement.

      10.13 Mutual Waiver of Jury Trial.

      BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

      10.14 Waiver of Jury Trial; Consent to Jurisdiction. Each of the parties irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 10.7 for the giving of notices to the parties.

      IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders Agreement as of the date first written above.


                                    DIREC-TO-PHONE INTERNATIONAL, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:

                                    STM WIRELESS, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:

                                    PEQUOT PRIVATE EQUITY FUND, L.P.


                                    By:   Pequot Private Equity Partners, LLC,
                                          General Partner


                                    By:_________________________________________
                                          Lawrence D. Lenihan,
                                          Managing Member

                                    PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC.


                                    By:   Pequot Private Equity Partners, LLC,
                                          Investment Manager


                                    By:_________________________________________
                                          Lawrence D. Lenihan,
                                          Managing Member

                                                                      SCHEDULE I


                                  Stockholders

                                                 Shares of              Shares of Series A       Shares of Series B
                                                Common Stock              Preferred Stock         Preferred Stock
                                                ------------            ------------------       ------------------


Pequot Private Equity Fund, L.P.                                             1,065,141
c/o Amiel M. Peretz
Pequot Private Equity Partners, LLC
354 Pequot Avenue
Southport, Connecticut 06490
Fax:  (203) 255-2558

Pequot Offshore Private Equity Fund, Inc.                                      134,859
c/o Amiel M. Peretz
Pequot Private Equity Partners, LLC
354 Pequot Avenue
Southport, Connecticut 06490
Fax:  (203) 255-2558

STM Wireless, Inc.                                 2,600,000                                          1,000,000
One Mauchly
Irvine, California  92618-2305
Fax:  (714) 753-0808
Attn:  Emil Youssefzadeh


                                                ------------            ------------------       ------------------
           Total                                   2,600,000                 1,200,000                1,000,000


                                  SCHEDULE I-1